As filed with the Securities and Exchange Commission
                                on July 25, 1997

                                                       Registration No. 333-____
-----------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ENZON, INC.
             (Exact name of registrant as specified in its charter)

      DELAWARE                                                       22-2372868
 (State or other juris-                                        (I.R.S. Employer
 diction of incorporation                                    Identification No.)
     or organization)

                20 Kingsbridge Road, Piscataway, New Jersey 08854
                                 (732) 980-4500
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                              executive offices)

                                JOHN CARUSO, ESQ.
                      VICE PRESIDENT, BUSINESS DEVELOPMENT,
                          GENERAL COUNSEL AND SECRETARY
                                   ENZON, INC.
                20 Kingsbridge Road, Piscataway, New Jersey 08854
                                 (732) 980-4500

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                             KEVIN T. COLLINS, ESQ.
                                 ROSS & HARDIES
                  65 East 55th Street, New York, New York 10022
                                 (212) 421-5555


         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the securities registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                                    Proposed
       Title of Each                                 Maximum         Proposed Maximum
         Class of                                    Offering            Aggregate         Amount of
       Securities to        Amount to be            Price Per         Offering Price     Registration
       be Registered         Registered               Share                                   Fee
--------------------------------------------------------------------------------------------------
Common Stock              1,015,228(1)             $2.59375(2)           $2,633,247.63      $797.95
$.01 par
value
per share
----------------------------------------------------------------------------------------------
Common Stock                200,000(3)            $2.59375(2)             $518,750.00      $157.20
$.01 par
value
per share
----------------------------------------------------------------------------------------------
Common Stock                836,623(4)             $2.59375(2)           $2,169,990.91      $657.57
$.01 par
value
per share
----------------------------------------------------------------------------------------------
Totals                       2,051,851                  N/A              $5,321,988.54    $1,612.72
==============================================================================================

(1) Outstanding shares to be offered and sold by the Selling Stockholder (as defined herein).

(2) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low sale price for the Common Stock, $.01 par value per share (the "Common Stock") as reported by the Nasdaq National Market on July 22, 1997.

(3) To be offered and sold by the Selling Stockholder upon exercise of outstanding Warrants (as defined herein). Pursuant to Rule 416 under the Securities Act, this registration statement also relates to an indeterminate number of additional shares of Common Stock which may be issuable upon exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(4) Additional shares which may be issued to the Selling Stockholder upon the occurrence of the Triggering Events (as defined herein) to be offered and sold by the Selling Stockholder.


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  SUBJECT TO COMPLETION --- DATED JULY 25, 1997

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission (the "Commission"). These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                                   PROSPECTUS

                                   ENZON, INC.
-------------------------------------------------------------------------------

                                2,051,851 Shares
                                  Common Stock
                                ($.01 par value)


         This prospectus (the "Prospectus") relates to the offer and sale of up to 2,051,851 shares of common stock, $.01 par value (the "Common Stock"), of Enzon Inc. (the "Company" or "Enzon") by a selling stockholder (the "Selling Stockholder"). Of such 2,051,851 shares of Common Stock (i) an aggregate of 1,015,228 shares were issued upon conversion of 20,000 shares of the Company's Series D Convertible Preferred Stock, $.01 par value (the "Series D Preferred Shares"); (ii) 200,000 shares (the "Warrant Shares") are issuable upon exercise of an outstanding amended and restated warrant (the "Warrant") held by the Selling Stockholder and (iii) up to 836,623 shares (the "Additional Shares") are additional shares which may be issued to the Selling Stockholder pursuant to the Certificate of Designations, Rights and Preferences relating to the Series D Preferred Shares (the "Certificate of Designations"), upon the occurrence of certain events, as hereinafter described (each a "Certificate of Designations Triggering Event") and/or pursuant to the Registration Rights Agreement (the "Registration Rights Agreement") entered into by the Company and the Selling Stockholder in connection with the Private Placement (as hereinafter defined), as amended by the Stock Exchange Agreement (as hereinafter defined), upon the occurrence of certain events, as hereinafter described (each a "Registration Rights Triggering Event," with the Certificate of Designation Triggering Event and the Registration Rights Triggering Event being hereinafter sometimes referred to as the "Triggering Event").

         In a private placement transaction which closed March 15, 1996 (the "Private Placement"), the Selling Stockholder purchased 266,667 shares of Common Stock, and 20,000 shares of the Company's Series C Convertible Preferred Stock (the "Series C Preferred Shares"), and was issued a warrant for no separate consideration to purchase 200,000 shares of Common Stock. Pursuant to the terms of a Stock Exchange Agreement dated as of February 28, 1997 (the "Stock Exchange Agreement"), the Selling Stockholder exchanged the Series C Preferred Shares for an equal number of Series D Preferred Shares and exchanged such warrant for the Warrant. Immediately following the exchange, the Selling Stockholder converted the Series D Preferred Shares into 1,015,228 shares of Common Stock. The shares of Common Stock received by the Selling Stockholder upon the conversion of the Series D Preferred Shares and the shares of Common Stock to be received upon exercise of the Warrant are being offered by the Selling Stockholder hereby. The Warrant is exercisable at a per share exercise price of $5.625 (as may be adjusted in accordance with the terms of the Warrant commencing on May 16, 1996, and expires on March 15, 2001.) The Common Stock received upon conversion of the Series D Preferred Shares, the Warrant Shares and the Additional Shares are collectively referred to herein as the "Common Shares."

         The Certificate of Designations Triggering Events include, among other things, the failure of the Company to file a registration statement relating to the shares of Common Stock issued upon conversion of the Series D Preferred Shares by a specified date, the failure to maintain the effectiveness of the registration statement for the period required, or the failure of the Company to maintain the listing of the Common Stock on the Nasdaq National Market, Nasdaq Smallcap Market or other specified national securities exchanges. The actual number of shares to be issued upon the occurrence of a Certificate of Designations Triggering Event is based on a formula contained in the Certificate of Designations which takes into account the duration of the Triggering Event.

         Pursuant to the terms of the Registration Rights Agreement, the Company may be required to issue an indeterminate number of additional shares of Common Stock upon the occurrence of a Registration Rights Triggering Event. The Registration Rights Triggering Events are substantially identical to the Certificate of Designations Triggering Events. Up to a maximum of 836,623 of the Shares of Common Stock to be received upon the occurrence of a Triggering Event are being offered by the Selling Stockholder hereby. In the event the Company is required to issue in excess of 836,623 shares of its Common Stock upon the occurrence of a Triggering Event, the Company may be required to file an additional registration statement to cover such additional shares. See "Risk Factors - Possible Volatility of Stock Price" and "Selling Stockholder."

         The Selling Stockholder may sell the Common Shares from time to time in transactions in the open market, in negotiated transactions, or by a combination of these methods, at fixed prices that may be changed, at market prices at the time of sale, at prices related to market prices or at negotiated prices. The Selling Stockholder may effect these transactions by selling the Common Shares to or through broker-dealers, who may receive compensation in the form of discounts or commissions from the Selling Stockholder or from the purchasers of the Common Shares for whom the broker-dealers may act as agent or to whom they may sell as principal, or both. See "Plan of Distribution."

         The Company will bear all expenses in connection with the registration of the Common Shares herein, which expenses are estimated to be $35,000. The Selling Stockholder will pay any brokerage compensation in connection with its sale of the Common Shares. The Company will not receive any of the proceeds from the sale of the Common Shares by the Selling Stockholder, but may receive proceeds of up to $1,125,000 upon exercise of the Warrant. See "Use of Proceeds."

         The Company's Common Stock is traded in the over-the-counter market and is quoted on the Nasdaq National Market, under the symbol "ENZN." On July 22, 1997 the reported last sale price of the Common Stock, as reported on the Nasdaq National Market was $2.625 per share.


AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" COMMENCING ON PAGE 5.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is July 25, 1997

                                TABLE OF CONTENTS

                                                                    Page


Available Information.........................................        1

Incorporation of Certain Documents by Reference...............        1

Prospectus Summary............................................        2

Risk Factors..................................................        5

Use of Proceeds...............................................        9

Selling Stockholder............................................       9

Plan of Distribution..........................................       10

Legal Matters.................................................       11

Experts.......................................................       11


No one has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus in connection with this offering. Any information or representation not contained or incorporated by reference herein must not be relied on as having been authorized by the Company. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy the securities offered hereby in any state to any person to whom it is unlawful to make such offer or solicitation. Except where otherwise indicated, this Prospectus speaks as of its date and neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof.

                              AVAILABLE INFORMATION


         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission:
New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

         The Company's Securities are listed on the Nasdaq National Market and reports and other information concerning the Company can be inspected at the National Association of Securities Dealers, 1735 K Street, N.W., 4th Floor, Washington, D.C.
20006-1506.

         The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act, with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is hereby made to the Registration Statement, exhibits and schedules.

         The following  trademarks and service marks appear in this  Prospectus:
ADAGEN(R) and ONCASPAR(R) are registered trademarks of the Company; PEGNOLOGY(R) is a registered service mark of the Company; SCA(R) is a registered trademark of Enzon Labs Inc., a wholly-owned subsidiary of the Company; Intron A(R) is a registered trademark of Schering Corporation.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company hereby incorporates by reference into this Prospectus (i) its Annual Report on Form 10-K for the Fiscal Year Ended June 30, 1996, which contains audited financial statements for the Company's latest fiscal year for which a Form 10-K was required to have been filed and incorporates by reference certain portions of the Company's definitive Proxy Statement for the Annual Meeting of Stockholders held December 3, 1996 (ii) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since June 30, 1996, including but not limited to, the Quarterly Report on Form 10-Q for the Quarter Ended September 30, 1996, the Quarterly Report on Form 10-Q for the Quarter Ended December 31, 1996, the Quarterly Report on Form 10-Q for the Quarter Ended March 31, 1997, and the Current Reports on Form 8-K filed by the Company with the Commission on each of July 22, 1996, November 4, 1996, December 20, 1996, January 16, 1997, January 27, 1997, February 28, 1997, and March 10,
1997, and (iii) the description of the Company's Common Stock, $.01 par value, as contained in its registration statement on Form 8-A, filed with the Commission on October 29, 1984, as amended by a Form 8 filed with the Commission on October 15, 1990.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that such statement is modified or superseded by a statement contained herein or in a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide, without charge, to each person (including any beneficial owner) to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to such information unless such exhibits are specifically incorporated by reference into such information). Such requests should be directed to John Caruso, Vice President, Business Development, General Counsel and Secretary, at the Company's principal executive offices at 20 Kingsbridge Road, Piscataway, New Jersey 08854, telephone (732) 980-4500.

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by reference to the more detailed information and consolidated financial statements appearing elsewhere and incorporated by reference in this Prospectus.


                                   The Company

         The Company is a biopharmaceutical company that develops, manufactures and markets enhanced therapeutics for life-threatening diseases through the application of its proprietary technologies, PEG Modification or the PEG Process and Single-Chain Antigen-Binding (SCA(R)) proteins.

         The Company has received marketing approval from the United States Food and Drug Administration ("FDA") for two of its products: (i) ONCASPAR(R), approved in February 1994 for the indication of acute lymphoblastic leukemia ("ALL") in patients who are hypersensitive to native forms of L-asparaginase and
(ii) ADAGEN(R), the first successful application of enzyme replacement therapy for an inherited disease, approved in March 1990, to treat a rare form of Severe Combined Immunodeficiency Disease ("SCID"), commonly known as the "Bubble Boy Disease".

         The Company manufactures both ADAGEN and ONCASPAR in its South Plainfield, New Jersey facility and markets ADAGEN on a worldwide basis. ONCASPAR is marketed in the U.S. by Rhone-Poulenc Rorer Pharmaceuticals, Inc. ("RPR") and in Europe by Medac Gmbh ("Medac"). The Company received $6,000,000 from RPR related to the granting of the U.S. license and is also entitled to royalties on the sales of ONCASPAR in the U.S. by RPR of 23.5% to 43.5%, based on the sales level of ONCASPAR. Royalties payable to the Company by RPR are being offset against an original credit of $5,970,000, which includes $3,500,000 in advance royalties received by the Company in fiscal 1995. In October 1996, the Company entered into a marketing agreement with Medac for ONCASPAR in Europe and Russia. Medac will purchase ONCASPAR from Enzon at a set price which will increase over the term of the agreement. The agreement also contains certain minimum annual purchase requirements. The Company has also granted exclusive licenses to sell ONCASPAR in Canada and Mexico to RPR in exchange for royalty payments on future sales and is currently pursuing additional licenses for marketing and distribution rights outside North America, Europe and Russia. RPR and Medac are currently conducting clinical trials in expanded indications for ONCASPAR.

         ONCASPAR is the enzyme L-asparaginase modified by the Company's PEG Process and ADAGEN is the enzyme adenosine deaminase modified by the Company's PEG Process. The PEG Process involves chemically attaching polyethylene glycol ("PEG"), a relatively non-reactive and non-toxic polymer, to proteins, chemicals and certain other pharmaceuticals for the purpose of enhancing their therapeutic value. The attachment of PEG helps to disguise the modified compound and reduce the recognition of the compound by the immune system, thereby generally lowering potential immunogenicity. Both the increased molecular size and lower immunogenicity result in extended circulating blood life, in some cases from minutes to days. The PEG Process also significantly increases the solubility of the modified compound which enhances the delivery of the native compound. The PEG Process was originally covered by a broad patent which expired in December 1996. The Company has made significant improvements to the original PEG Process and has applied for and received several patents for such improvements.

         The Company recently has developed technology that gives PEG-modified compounds "Pro Drug" attributes. This is accomplished by attaching PEG by means of a covalent bond that is designed to deteriorate over time, thereby releasing the therapeutic moiety (therapeutic part of the compound) in the proximity of the target tissue. These attributes could significantly enhance the therapeutic value of new chemicals, as well as drugs already marketed. The Company believes that this "Pro Drug/Transport Technology" has broad usefulness and that it can be applied to a wide range of drugs, such as cancer chemotherapy agents, antibiotics, anti-fungals and immunosuppressants, as well as to proteins and peptides, including enzymes and growth factors. The markets for these drugs and biologicals have large potential patient populations. The Company is currently applying its Pro Drug/Transport Technology to certain anticancer agents that are in the early research stage.

         The Company's lead development candidate, PEG-hemoglobin, is a hemoglobin-based oxygen carrier, commonly referred to as a red blood cell substitute, and is currently being developed by the Company as a radiosensitizer for use with radiation treatment of solid hypoxic tumors. Preclinical studies conducted at Enzon, the University of Wisconsin School of Veterinary Medicine and Dana Farber Cancer Institute, indicate that PEG- hemoglobin may be useful in treating solid tumors. These studies suggest that PEG-hemoglobin delivers oxygen to solid hypoxic tumors, thereby enhancing the ability of radiation therapy to significantly decrease the size of these tumors.

         During fiscal 1996, the Company completed a Phase I safety study for PEG-hemoglobin in which 34 normal volunteers received a single dose of PEG-hemoglobin in amounts up to 45 grams, the equivalent of 1.5 units of whole blood. The Company is currently conducting a multi-dose, multi-center clinical trial of PEG-hemoglobin in cancer patients receiving radiation treatment.
Patients entering this new trial receive once-a-week infusions of PEG-hemoglobin followed by five days of radiation treatment. The protocol for this study calls for this to be repeated weekly for three weeks. The primary purpose of this trial is to evaluate safety related to multiple doses of PEG- hemoglobin and radiation therapy. It is estimated that approximately 800,000 cases of solid hypoxic tumors are diagnosed each year in the United States.

         The Company is pursuing a dual strategy for commercializing its proprietary technologies. In addition to developing and manufacturing products, using the Company's proprietary technology, and marketing such products, the Company has established strategic alliances in which Enzon licenses its proprietary technologies and products in exchange for milestone payments, manufacturing revenues and/or royalties.

         One such license is the Company's agreement with Schering Corporation ("Schering") to apply the PEG Process to Schering's product, INTRON A(R) (interferon alfa 2b), a genetically-engineered anticancer-antiviral drug. Schering has reported that the PEG-modified version of INTRON A is currently in clinical trials. Under the agreement, the Company is entitled to royalties on worldwide sales of PEG-INTRON A, if any, and payments of approximately $5,500,000 subject to the achievement of certain milestones in the product's development. Sales by Schering of the unmodified version of INTRON A were reported as $524 million for 1996. The Company has the option, upon FDA approval, to be Schering's exclusive manufacturer of PEG-INTRON A for the U.S. market.

         The Company also has an extensive licensing program for its SCA protein technology. SCA proteins are genetically engineered proteins designed to overcome the problems hampering the diagnostic and therapeutic use of conventional monoclonal antibodies. Pre-clinical studies have shown that SCA proteins target and penetrate tumors more readily than conventional monoclonal antibodies. In addition to these advantages, because SCA proteins are developed at the gene level, they are better suited for targeted delivery of gene therapy vectors and fully-human SCA proteins can be isolated directly, with no need for costly "humanization" procedures. Also, many gene therapy methods require that proteins be produced in active form inside cells. SCA proteins can be produced through intracellular expression (inside cells) more readily than monoclonal antibodies.

         Currently, there are nine SCA proteins in Phase I or Phase II clinical trials by various institutions, including a product developed by the Company, SCA-CC49. Some of the areas being explored are cancer therapy, cardiovascular indications and AIDS.

         The Company has granted non-exclusive SCA licenses to more than a dozen companies, including Bristol- Myers Squibb, Inc. ("Bristol-Myers"), Baxter Healthcare Corporation ("Baxter"), Eli Lilly & Co. ("Eli Lilly") and the Gencell division of RPR ("RPR/Gencell"). These licenses generally provide for upfront payments, milestone payments and royalties on sales of FDA approved products.

                                  The Offering

     Securities  Offered.......

     This Prospectus relates to an offering by the Selling Stockholder of up to 2,051,851 shares of Common Stock of the Company. Of these shares (i) 1,015,228 shares are Common Shares which were issued upon conversion of the Series D Preferred Shares; (ii) 200,000 shares are Warrant Shares which may be issued upon exercise of the Warrant issued to the Selling Stockholder and (iii) 836,623 shares are Additional Shares which may be issued to the Selling Stockholder upon the occurrence of a Triggering Event. The actual number of shares of Common Stock issued to the Selling Stockholder and sold hereby will depend upon whether a Triggering Event occurs and the duration of such Triggering Event. The Company believes that the number of shares of Common Stock to which this Prospectus relates should be the maximum number of shares of Common Stock that are likely to be issued to the Selling Stockholder and sold hereby, and expects that the actual number of shares of Common Stock issued to the Selling Stockholder and sold hereby will be less than such number. See "Risk Factors - Possible Volatility of Stock Price" and "Selling Stockholder."

Securities Outstanding...

     As of July 1, 1997, the Company had 30,797,735 shares of Common Stock outstanding. Assuming that the Warrant is exercised for the maximum number of shares of Common Stock and no Triggering Event occurs and no other shares of Common Stock are issued subsequent to June 30, 1997, the Company would have 30,997,735 shares of Common Stock outstanding. See "Selling Stockholder."

Use of Proceeds.........

     The Company will not receive any proceeds from the sale of the Common Shares offered herein by the Selling Stockholder. To date the Company has not received any proceeds from the exercise of the Warrant. If the Warrant is exercised in its entirety the Company will receive estimated gross proceeds of approximately $1,125,000. The Company intends to utilize any proceeds received from the exercise of the Warrant for general corporate purposes. There can be no assurance that the Warrant will be exercised. See "Use of Proceeds."

Risk Factors..........

     See "Risk Factors" for a discussion of certain risk factors that should be considered by prospective investors in connection with an investment in the shares of Common Stock offered hereby.

                                  RISK FACTORS

         Information contained and incorporated by reference in this Prospectus contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The risk factors set forth below constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results indicated in such forward- looking statements. Other factors could also cause actual results to vary materially from the future results indicated in such forward-looking statements.

         An investment in the Common Shares offered hereby involves a high degree of risk. Prospective investors should carefully consider the following risk factors in addition to the other information set forth and incorporated by reference in this Prospectus before making any decision to invest in the Common Shares.

Accumulated Deficit and Uncertainty of Future Profitability. The Company was originally incorporated in 1981. To date, the Company's sources of cash have been the proceeds from the sale of its stock through public offerings and private placements, sales of ADAGEN(R), sales of ONCASPAR(R), sales of its products for research purposes, contract research and development fees, technology transfer and license fees and royalty advances. At March 31, 1997, the Company had an accumulated deficit of approximately $108,636,000. To date, ADAGEN and ONCASPAR are the only products of the Company which have been approved for marketing by the FDA, having been approved in March 1990 and
February 1994, respectively. In 1993, the Company granted exclusive U.S. marketing rights for ONCASPAR to RPR in consideration for which the Company has received an aggregate of $6,000,000 of license fees. Under this license agreement (the "Amended License Agreement"), the Company is entitled to a base royalty of 23.5% until 2008. During 1995, RPR paid the Company $3,500,000 in advance royalties. Payments of base royalties under the Amended License Agreement will be offset against a credit in the original amount of $5,970,000, which represents the royalty advance plus reimbursement of certain amounts due RPR under the original agreement and interest expense. Through March 31, 1997, an aggregate of $2,073,000 in royalties payable by RPR had been offset against the original credit. ONCASPAR is also currently approved for marketing in Germany and Russia. The Company has granted marketing rights to ONCASPAR to Medac for Europe and Russia. Medac will purchase ONCASPAR from Enzon at a set price which will increase over the term of the marketing agreement. The agreement also contains certain minimum purchase requirements. The Company anticipates moderate growth of ONCASPAR sales to RPR and Medac and increased royalties on RPR sales of ONCASPAR; however, there can be no assurance that any particular sales level of ONCASPAR will be achieved or maintained. The Company intends to pursue future licensing, marketing and development arrangements that may result in additional fees to the Company prior to its receiving revenues from commercial sales of its products which are sufficient for the Company to earn a profit. There can be no assurance, however, that the Company will be able to successfully consummate any such arrangements or receive such fees in the future. Although the Company has been receiving reimbursement from most third-party payors for ADAGEN, there can be no assurance that reimbursement at these levels will continue. Lifetime limits on benefits which are included in most private health insurance policies could permit insurers to cease reimbursement for ADAGEN. Potential investors should be aware of the difficulties a biopharmaceutical enterprise such as the Company encounters, especially in view of the intense competition in the pharmaceutical industry in which the Company competes. There can be no assurance that the Company's plans will either materialize or prove successful, that its products under development will be successfully developed or that its products will generate revenues sufficient to enable the Company to earn a profit.

Need for Financing. The Company's current sources of liquidity are its cash reserves, and interest earned on such cash reserves, sales of ADAGEN, sales of ONCASPAR, sales of its products for research purposes, and license fees. There can be no assurance as to the level of sales of the Company's FDA approved products, ADAGEN and ONCASPAR, or the amount of royalties realized from the commercial sale of ONCASPAR pursuant to the

Company's license with RPR. Total cash reserves, including short term investments, as of March 31, 1997, were approximately $9,597,000. Management believes that the foregoing sources of liquidity will be sufficient to meet the Company's anticipated cash requirements, based on current spending levels, for approximately the next two years. The Company's continued operations thereafter will depend upon its ability to (i) realize revenues from the commercial sale of its products which are sufficient to cover its operating and capital expense requirements, (ii) raise funds through equity or debt financing, or (iii) obtain significant contract research and development fees or license fees. To the extent the Company is unable to obtain funds, it may be required to curtail its activities or sell additional securities. There can be no assurance that any of the foregoing fund raising activities will successfully meet the Company's anticipated cash needs.

Raw Materials and Dependence Upon Suppliers. The Company is currently producing many of the unmodified compounds utilized in products it has under development, including purified bovine hemoglobin for use in its PEG-hemoglobin product. There can be no assurance that the purified bovine hemoglobin used in the manufacture of PEG-hemoglobin can be produced in the amounts necessary to expand the current clinical trials. The Company may be required to obtain supply contracts with outside suppliers for certain unmodified compounds. The Company does not produce the unmodified adenosine deaminase used in the manufacture of ADAGEN or the unmodified L-asparaginase used in the manufacture of ONCASPAR and has a supply contract with an outside supplier for each of these unmodified proteins. Delays in obtaining or an inability to obtain any unmodified compound which the Company does not produce, including unmodified adenosine deaminase, unmodified L-asparaginase or unmodified bovine blood could have a material adverse effect on the Company. In the event the Company is required to locate an alternate supplier for an unmodified compound utilized in a product which is being sold commercially or which is in clinical development, the Company will likely be required to do additional testing, which could cause delays and additional expenses, to demonstrate that the alternate supplier's material is biologically and chemically equivalent to the unmodified compound previously used. Such evaluations could include chemical, pre-clinical and clinical studies and could delay development of a product which is in clinical trials, limit commercial sales of an FDA approved product and cause the Company to incur significant additional expense. Requirements for such evaluations would be determined by the stage of the product's development and the reviewing division of the FDA. If such alternate material is not demonstrated to be chemically and biologically equivalent to the previously used unmodified compound, the Company will likely be required to repeat some or all of the pre-clinical and clinical trials conducted for such compound. The marketing of an FDA approved drug could be disrupted while such tests are conducted. Even if the alternate material is shown to be chemically and biologically equivalent to the previously used compound, the FDA may require the Company to conduct additional clinical trials with such alternate material.

Patents and Proprietary Technology. The Company has licensed, and been issued, a number of patents in the United States and other countries and has other patent applications pending to protect its proprietary technology. Although the Company believes that its patents provide adequate protection for the conduct of its business, there can be no assurance that such patents will be of substantial protection or commercial benefit to the Company, will afford the Company adequate protection from competing products, will not be challenged or declared invalid, or that additional United States patents or foreign patent equivalents will be issued to the Company. The degree of patent protection to be afforded to biotechnological inventions is uncertain and the Company's products are subject to this uncertainty. The Company is aware of certain issued patents and patent applications, and there may be other patents and patent applications, containing subject matter which the Company or its licensees or collaborators may require in order to research, develop or commercialize at least some of the Company's products. There can be no assurance that licenses under such subject matter will be available on acceptable terms. The Company expects that there may be significant litigation in the industry regarding patents and other proprietary rights and, if Enzon were to become involved in such litigation, it could consume a substantial amount of the Company's resources. In addition, the Company relies heavily on its proprietary technologies for which pending patent applications have been filed and on unpatented know-how developed by the Company. Insofar as the Company relies on trade secrets and unpatented know-how to maintain its competitive technological position, there can be no assurance that others may not independently develop the same or similar technologies. Although the Company has taken steps to protect its trade secrets and unpatented know-how, third-parties nonetheless may gain access to such information.

Research Corporation Technologies, Inc. ("Research Corporation") held the original patent upon which the PEG Process is based. Research Corporation's patent in the United States and its patents in certain foreign countries have expired. Although the Company has obtained several improvement patents in connection with the PEG Process which it believes represent state of the art technology, there can be no assurance that any of these patents will enable the Company to prevent infringement or that competitors will not develop competitive products outside the protection that may be afforded by these patents. The Company is aware that others have also filed patent applications and have been granted patents in the United States and other countries with respect to the application of PEG to proteins. Based upon the expiration of the Research Corporation patent, other parties will be permitted to make, use, or sell products covered by the claims of the Research Corporation patent, subject to other patents, including those held by the Company. The Company does not believe that the expiration of the Research Corporation patent will have a material adverse effect on the Company, but there can be no assurance that this will be the case.

Marketing Uncertainties and Dependence on Marketing Partners. Other than ADAGEN, which the Company markets on a worldwide basis to a small patient population, the Company does not engage in the direct commercial marketing of any of its products and therefore does not have an established sales force. For certain of its products, the Company has provided exclusive marketing rights to its corporate partners in return for royalties to be received on sales. With respect to ONCASPAR, the Company has granted RPR exclusive marketing rights in North America and Medac exclusive marketing rights in Europe and Russia. The Company expects to retain marketing partners to market ONCASPAR in other foreign markets and is currently pursuing arrangements in this regard. There can be no assurance that such discussions will result in the Company concluding such arrangements. Regarding the marketing of certain of the Company's other future products, the Company expects to evaluate whether to create a sales force to market certain products in the United States or to continue to enter into license and marketing agreements with others for United States and foreign markets. These agreements generally provide that all or a significant portion of the marketing of these products will be conducted by the Company's licensees or marketing partners. In addition, under certain of these agreements, the Company's licensee or marketing partner may have all or a significant portion of the development and regulatory approval responsibilities. Should the licensee or marketing partner fail to develop a marketable product (to the extent it is responsible for product development) or fail to market a product successfully, if it is developed, the Company's business may be adversely affected. There can be no assurance that the Company's marketing strategy will be successful. Under the Company's marketing and license agreements, the Company's marketing partners and licensees may have the right to terminate the agreement and abandon the product at any time for any reason without significant payments. The Company is aware that certain of its marketing partners are pursuing parallel development of products on their own and with other collaborative partners which may compete with the licensed products and there can be no assurance that the Company's other current or future marketing partners will not also pursue such parallel courses.

Reimbursement from Third-Party Payors. Sales of the Company's products will be dependent in part on the availability of reimbursement from third-party payors, such as governmental health administration authorities, private health insurers and other organizations. There can be no assurance that such reimbursement will be available or will permit the Company to sell its products at price levels sufficient for it to realize an appropriate return on its investment in product development. Since patients who receive ADAGEN will be required to do so for their entire lives (unless a cure or another treatment is developed), lifetime limits on benefits which are included in most private health insurance policies could permit insurers to cease reimbursement for ADAGEN.

Government Regulation. The manufacturing and marketing of pharmaceutical products in the United States is subject to stringent governmental regulation and the sale of any of the Company's products for use in humans in the United States will require the prior approval of the FDA. Similar approvals by comparable agencies are required in most foreign countries. The FDA has established mandatory procedures and safety standards which apply to the clinical testing, manufacture and marketing of pharmaceutical products. Pharmaceutical manufacturing facilities are also regulated by state, local and other authorities. Obtaining FDA approval for a new therapeutic may take several years and involve substantial expenditures. ADAGEN was approved by the FDA in March 1990. ONCASPAR was approved by the FDA in February 1994 and in Germany in November 1994 for patients with acute lymphoblastic leukemia who are hypersensitive to native forms of L-asparaginase, and in Russia in April 1993 for therapeutic use in a broad range of cancers. Except for these approvals, none of the Company's other products have been approved for sale and use in humans in the United States or elsewhere. There can be no assurance that the Company will be able to obtain FDA approval for any of its other products. Failure to obtain requisite governmental approvals or failure to obtain approvals of the scope requested, will delay or preclude the Company or its licensees or marketing partners from marketing their products, or limit the commercial use of the products, and thereby may have a material adverse affect on the Company's liquidity and financial condition.

Intense Competition and Risk of Technological Obsolescence. Many established biotechnology and pharmaceutical companies with resources greater than those of the Company are engaged in activities that are competitive with Enzon's and may develop products or technologies which compete with those of the Company. Although Enzon is not aware of any competitor which has achieved the same level as the Company in utilizing PEG technology in developing drug products, it is aware of other companies which are engaged in this field and there can be no assurance that competitors will not successfully develop such products in the future. Although there are other companies engaged in the development of Single-Chain Antigen-Binding (SCA(R)) proteins, Enzon believes that these companies will be required to obtain a license under Enzon's SCA patents in order to commercialize any such product. There can be no assurance, however, that this will prove to be the case. Rapid technological development by others may result in the Company's products becoming obsolete before the Company recovers a significant portion of the research, development and commercialization expenses incurred with respect to those products. Enzon believes that the experience of certain of its personnel in research and development, and its patents and proprietary know-how may provide it with a competitive advantage in its field; however, there can be no assurance that the Company will be able to maintain such a competitive advantage, should it exist, in view of the greater size and resources of many of its competitors. Other drugs or treatment modalities which are currently available or that may be developed in the future, and which treat the same diseases as those which the Company's products are designed to treat, may be competitive with the Company's products.

Potential Product Liability. The use of the Company's products during testing or after regulatory approval entails an inherent risk of adverse effects which could expose the Company to product liability claims. The Company maintains product liability insurance coverage in the total amount of $10,000,000 for claims arising from the use of its products in clinical trials prior to FDA approval and for claims arising from the use of its products after FDA approval. There can be no assurance that the Company will be able to maintain its existing insurance coverage or obtain coverage for the use of its other products in the future. Management believes that the Company maintains adequate insurance coverage for the operation of its business at this time; however, there can be no assurance that such insurance coverage and the resources of the Company would be sufficient to satisfy any liability resulting from product liability claims.

Dividend Policy and Restrictions. The Company has paid no dividends on its Common Stock, since its inception and does not plan to pay dividends on its Common Stock in the foreseeable future. Except as may be utilized to pay the dividends payable on the Company's Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"), any earnings which the Company may realize will be retained to finance the growth of the Company. In addition, the terms of the Series A Preferred Stock restrict the payment of dividends on other classes and series of stock.

Possible Volatility of Stock Price. Historically, the market price of the Company's Common Stock has fluctuated over a wide range and it is likely that the price of the Common Stock will fluctuate in the future. Announcements regarding technical innovations, the development of new products, the status of corporate collaborations and supply arrangements, regulatory approvals, patent or proprietary rights or other developments by the Company or its competitors could have a significant impact on the market price of the Common Stock.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Common Shares offered herein by the Selling Stockholder. To date the Company has not received proceeds from the exercise of the Warrant. If the Warrant is exercised in its entirety the Company will receive estimated gross proceeds of approximately $1,125,000. The Company intends to utilize any proceeds received from the exercise of the Warrant for general corporate purposes. There can be no assurance that the Warrant will be exercised.


                               SELLING STOCKHOLDER

General

         The Selling Stockholder purchased 266,667 shares of Common Stock and 20,000 shares of Series C Preferred Shares and was issued a warrant for no separate consideration to purchase 200,000 shares of Common Stock in the Private Placement. Pursuant to the Stock Exchange Agreement, the Selling Stockholder exchanged the Series C Preferred Shares for an equal number of Series D
Preferred Shares and such Series D Preferred Shares were converted into 1,015,228 shares of Common Stock.

         Pursuant to the Certificate of Designations and/or the Registration Rights Agreement, the Company may be required to issue additional shares of Common Stock upon the occurrence of a Triggering Event. The Certificate of Designations Triggering Events include, among other things, the failure of the Company to file a registration statement relating to the shares of Common Stock issued upon conversion of the Series D Preferred Shares by a specified date, the failure to maintain the effectiveness of the registration statement for the period required, or the failure of the Company to maintain the listing of the Common Stock on the Nasdaq National Market, Nasdaq Smallcap Market or other specified national securities exchanges. The actual number of shares to be issued upon the occurrence of a Certificate of Designations Triggering Event is based on a formula contained in the Certificate of Designations which takes into account the duration of the Triggering Event.

         Pursuant to the terms of the Registration Rights Agreement, the Company may be required to issue an indeterminate number of additional shares of Common Stock upon the occurrence of a Registration Rights Triggering Event. The Registration Rights Triggering Events are substantially identical to the Certificate of Designations Triggering Events. Up to a maximum of 836,623 shares of Common Stock to be issued upon the occurrence of a Triggering Event may be offered and sold by the Selling Stockholder pursuant hereto. In the event the Company is required to issue more than 836,623 shares of Common Stock upon the occurrence of a Triggering Event, the Company may be required to file an additional registration statement to cover such additional shares.

         The Company has agreed to indemnify the Selling Stockholder against any liabilities, under the Securities Act or otherwise, arising out of or based upon any untrue or alleged untrue statement of a material fact in the Registration Statement or this Prospectus or by any omission of a material fact required to be stated therein except to the extent that such liabilities arise out of or are based upon any untrue or alleged untrue statement or omission in any information furnished in writing to the Company by the Selling Stockholder expressly for use in the Registration Statement. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to its certificate of incorporation and by-laws, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

         In connection with the registration of the shares of Common Stock offered hereby, the Company will supply prospectuses to the Selling Stockholder.

Stock Ownership

         The table below sets forth (i) the number of shares of Common Stock owned beneficially by the Selling Stockholder prior to the Offering (assuming no shares are issued upon the occurrence of a Registration Rights Triggering Event); (ii) the number of shares of Common Stock being offered by the Selling Stockholder pursuant to this Prospectus; (iii) the number of shares of Common Stock to be owned beneficially by the Selling Stockholder after completion of the offering, assuming that all of the Common Shares offered hereby are sold; and (iv) the percentage of the outstanding shares of Common Stock to be owned beneficially by the Selling Stockholder after completion of the offering, assuming that all of the Common Shares offered hereby are sold. Other than the transactions described herein, the Selling Stockholder has not had any material relationship with the Company during the past three years.


                                                                                    Number of              Percentage of
                                                                                   Shares to be         Outstanding Shares
                                         Number of                                    Owned               of Common Stock
                                           Shares                                  Beneficially             to be Owned
                                        Beneficially           Number of              After             Beneficially After
                                        Owned Prior             Shares              Completion              Completion
       Selling Stockholder              to Offering            Offered             of Offering            of Offering(1)
       -------------------              -----------            -------             -----------            --------------

Clearwater Fund IV Limited                2,359,108(2)        1,215,228(3)              1,143,880             3.714%



(1)  Based upon shares of Common Stock outstanding as of July 1, 1997.

(2) Does not include shares of Common Stock to be issued upon the occurrence of a Triggering Event, if any. Includes 200,000 to be issued upon exercise of the Warrant.

(3) Does not include shares of Common Stock to be issued upon the occurrence of a Triggering Event, if any.



                              PLAN OF DISTRIBUTION

         The Common Shares may be sold pursuant to this Prospectus by the Selling Stockholder. These sales may occur in privately negotiated transactions or in the over-the-counter market through brokers and dealers as agents or to brokers and dealers as principals, who may receive compensation in the form of discounts or commissions from the Selling Stockholder or from the purchasers of the Common Stock for whom the broker-dealers may act as agent or to whom they may sell as principal, or both. The Company has been advised by the Selling
Stockholder that they have not made any arrangements relating to the distribution of the shares of Common Stock covered by this Prospectus. In effecting sales, broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the Selling Stockholder in amounts to be negotiated immediately prior to the sale.

         The Selling Stockholder and any broker-dealers who execute sales for the Selling Stockholder may be deemed to be "underwriters" within the meaning of the Securities Act by virtue of the number of shares of Common Stock to be sold or resold by such persons or entities or the manner of sale thereof, or both. If the Selling Stockholder, broker-dealers or other holders were determined to be underwriters, any discounts or commissions received by them or by brokers or dealers acting on their behalf and any profits received by them on the resale of their shares of Common Stock might be deemed underwriting compensation under the Securities Act.

         The Selling Stockholder has represented to the Company that any purchase or sale of the Common Stock by it will be in compliance with applicable rules and regulations of the Commission.

                                  LEGAL MATTERS

         The legality of the shares of Common Stock offered hereby has been passed on for the Company by Ross & Hardies, New York, New York.


                                     EXPERTS

         The consolidated financial statements of Enzon, Inc. and subsidiaries as of June 30, 1996 and 1995 and for each of the years in the three-year period ended June 30, 1996, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The following table sets forth an itemized estimate of fees and expenses payable by the Registrant in connection with the offering of the securities described in this registration statement, other than underwriting discounts and commissions.

SEC registration fee............................................    $  1,613
Legal fees and expenses.........................................    $ 20,000
Accounting fees and expenses....................................    $  7,887
Miscellaneous       ............................................    $  5,000

                         Total...................................   $ 35,000


Item 15. Indemnification of Directors and Officers

         The General Corporation Law of the State of Delaware provides for indemnification as set forth in Section 145 thereof. The Registrant's By-laws, as amended provide for indemnification of the directors and officers of the Registrant against all costs, expenses and amounts of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Registrant, to the fullest extent permitted by law. The Registrant's directors and officers also have indemnification agreements with the Company, which expand the indemnification protection provided to them under the Company's By-laws.

         On January 20, 1987, the stockholders approved an amendment to the Registrant's Certificate of Incorporation which added a new Article 10 limiting the liability to the Registrant of individual directors for breach of their fiduciary duty of care to the Registrant. The effect of this amendment is to eliminate liability of directors for monetary damage arising out of negligent or grossly negligent conduct, including such conduct in acquisition transactions. However, liability of directors under the federal securities laws will not be affected.


Item 16. Exhibits

                                                                     Page Number
                                                                              or
Exh.                                                               Incorporation
Number               Description                                    By Reference
------               -----------                                    ------------

 5.1   Opinion of Ross & Hardies regarding legality                         ++
23.1   Consent of Ross & Hardies (contained in opinion
        filed as Exhibit 5.1)                                               ++
23.2   Consent of KPMG Peat Marwick LLP                                     ++
24.0   Power of Attorney                                                    +++


         +        Previously filed as exhibits hereto.
         ++       Filed herewith.
         +++      Powers of attorney are contained in signatures.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Piscataway, State of New Jersey, on July 25, 1997.

                                                                     ENZON, INC.


                                                         By /S/ PETER G. TOMBROS
                                                               Peter G. Tombros,
                                                             President and Chief
                                                               Executive Officer



                                POWER OF ATTORNEY


         Each person whose signature appears below hereby constitutes and appoints Kenneth J. Zuerblis the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in furtherance of the foregoing, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                   Capacity                     Date
           ---------                   --------                     ----

/S/ PETER G. TOMBROS          President, Chief             July 25, 1997
Peter G. Tombros              Executive Officer and
                              Director (Principal
                              Executive Officer)


/S/ RANDY H. THURMAN          Chairman of the Board        July 25, 1997
Randy H. Thurman


/S/ KENNETH J. ZUERBLIS       Vice President               July 25, 1997
Kenneth J. Zuerblis           Finance and
                              Chief Financial
                              Officer (Principal
                              Financial Officer
                              and Principal
                              Accounting Officer)

/S/ ROSINA B. DIXON           Director                     July 22, 1997
Rosina B. Dixon


/S/ ROBERT LEBUHN             Director                     July 25, 1997
Robert LeBuhn


/S/ "DON" MACKINNON           Director                     July 25, 1997
A.M. "Don" MacKinnon


                              Director
Rolf A. Classon

                                   ENZON, INC.


                                  EXHIBIT INDEX







        Exhibit No.            Description

            5.1                Opinion of Ross & Hardies

            23.2               Consent of KPMG Peat Marwick LLP

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                 ---------------






                                    EXHIBITS

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933




                                 ---------------





                                   ENZON, INC.
             (Exact name of registrant as specified in its charter)